Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2011, except for the inclusion of Earnings Per Share on the consolidated statements of income and Note 14, as to which the date is July 5, 2011 in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-175353) and the related Prospectus of TransUnion Corp.

Chicago, Illinois

September 7, 2011